Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147563) of IXI Mobile, Inc. of our report dated March 31, 2008 with respect to the consolidated financial statements of IXI Mobile, Inc. and its subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 31, 2008	A Member of Ernst & Young Global